Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000

CBIZ REPORTS THIRD-QUARTER AND NINE-MONTH 2019 RESULTS

THIRD-QUARTER HIGHLIGHTS:

•	TOTAL REVENUE +6.9%
•	SAME-UNIT REVENUE +5.6%
•	EPS FROM CONTINUING OPERATIONS +33.3%

NINE-MONTH HIGHLIGHTS:

•	TOTAL REVENUE +3.1%
•	SAME-UNIT REVENUE +2.5%
•	EPS FROM CONTINUING OPERATIONS +16.2%

CLEVELAND (October 30, 2019) – CBIZ, Inc. (NYSE: CBZ) (the “Company”) today announced third-quarter and nine-month results for the period ended September 30, 2019.

For the 2019 third quarter, CBIZ recorded revenue of $239.8 million, an increase of $15.5 million, or 6.9%, over the $224.2 million reported in 2018. Newly acquired operations, net of divestitures, contributed $3.1 million, or 1.4%, to the third-quarter 2019 revenue growth. Same-unit revenue increased by $12.4 million, or 5.6%, for the quarter, compared with the same period a year ago. Income from continuing operations of $18.0 million, or $0.32 per diluted share, increased by 32.4% in the 2019 third quarter, compared with $13.6 million, or $0.24 per diluted share, for the same period a year ago. Adjusted EBITDA for the third quarter was $31.4 million, compared with $24.4 million for the third quarter of 2018.

For the nine-month period ended September 30, 2019, CBIZ recorded revenue of $745.3 million, an increase of $22.3 million, or 3.1%, over the $723.0 million recorded for the first nine months of 2018. Acquisitions, net of divested operations, contributed $4.3 million, or 0.6%, to the revenue growth in the first nine months of 2019. Same-unit revenue increased by $18.0 million, or 2.5%, compared with the same period a year ago. Income from continuing operations of $72.2 million, or $1.29 per diluted share, increased

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

by 15.5% in the first nine months of 2019, compared with $62.5 million, or $1.11 per diluted share, for the same period a year ago. Adjusted EBITDA was $117.9 million, compared with $104.3 million in 2018.

For the nine months ended September 30, 2019, the Company repurchased a total of approximately 1.1 million shares of its common stock. As a result of this activity, the Company expects a weighted average fully diluted share count within a range of 55.5 to 56.0 million shares for 2019. The balance outstanding on the Company’s unsecured credit facility at September 30, 2019 was $160 million with approximately $234 million of unused borrowing capacity.

Jerry Grisko, CBIZ President and Chief Executive Officer, said, “We are very pleased to report third-quarter revenue growth of 6.9% and year-to-date growth of 3.1%, which were consistent with our expectations to experience robust second-half revenue growth this year, even compared with our historically strong results recorded in the second half of last year. Same-unit revenue growth of 5.6% in the third quarter was a result of continuous demand for the core services offered through both our Financial Services and Benefits & Insurance segments and was aided by notable contributions from a number of our more transactional, project oriented businesses. We successfully leveraged this growth into higher margins and reported a 33.3% increase in earnings per share for the third quarter and a 16.2% increase year to date.”

Grisko continued, "We completed five acquisitions in the third quarter, and for the year, we have closed a total of six transactions that are expected to add approximately $17.4 million in annualized revenue. Our focus on strategic acquisitions continues and we have a full pipeline of potential acquisitions under review.”

2019 Full-Year Outlook

•	The Company expects growth in total revenue within a range of 3% to 4% over the prior year.
•	Although several factors may impact the tax rate, the Company expects an effective tax rate of approximately 25%.
•	The Company expects a weighted average fully diluted share count of approximately 55.5 to 56.0 million shares.
•	The Company expects to grow fully diluted earnings per share near the high end of a range of 10% to 12% over the $1.09 reported for 2018.

Conference Call

CBIZ will host a conference call at 11:00 a.m. (ET) today to discuss its results. The call will be webcast live for the media and the public, and can be accessed at www.cbiz.com. Shareholders and analysts who would like to participate in the call can register at http://dpregister.com/10136243 to receive the dial-in number and unique personal identification number. Participants may register at any time, including up to and after the call start time.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

A replay of the webcast will be made available approximately two hours following the call on the Company’s website at www.cbiz.com. For those without internet access, a replay of the call will also be available starting at approximately 1:00 p.m. (ET), October 30, through 5:00 p.m. (ET), November 4, 2019. The toll-free dial-in number for the replay is 1-877-344-7529. If you are listening from outside the United States, dial 1-412-317-0088. The access code for the replay is 10136243.

About CBIZ

CBIZ, Inc. provides financial, insurance and advisory services to businesses throughout the United States. Financial services include accounting, tax, government health care consulting, transaction advisory, risk advisory, and valuation services. Insurance services include employee benefits consulting, retirement plan consulting, property and casualty insurance, payroll, and human capital consulting. With more than 100 Company offices in 32 states, CBIZ is one of the largest accounting and insurance brokerage providers in the U.S. For more information, visit www.cbiz.com.

Forward-Looking Statements

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company’s ability to adequately manage and sustain its growth; the Company’s dependence on the current trend of outsourcing business services; the Company’s dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting the Company’s insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission at www.sec.gov.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

THREE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018

(In thousands, except percentages and per share data)

	THREE MONTHS ENDED
	SEPTEMBER 30,
	2019	%	2018	%
Revenue	$239,790	100.0%	$224,249	100.0%
Operating expenses (1)	209,146	87.2%	198,607	88.6%
Gross margin	30,644	12.8%	25,642	11.4%
Corporate general and administrative expenses (1)	11,670	4.9%	10,279	4.5%
Operating income	18,974	7.9%	15,363	6.9%
Other income:
Interest expense	(1,521)	-0.6%	(1,614)	-0.8%
Loss on sale of operations, net	(145)	-0.1%	-	0.0%
Other income, net (1) (2)	6,767	2.8%	3,143	1.4%
Total other income, net	5,101	2.1%	1,529	0.6%
Income from continuing operations before income tax expense	24,075	10.0%	16,892	7.5%
Income tax expense	6,069		3,297
Income from continuing operations	18,006	7.5%	13,595	6.1%
Loss from operations of discontinued businesses, net of tax	(200)		(9)
Net income	$17,806	7.4%	$13,586	6.1%

Diluted earnings per share:
Continuing operations	$0.32		$0.24
Discontinued operations	-		-
Net income	$0.32		$0.24

Diluted weighted average common shares outstanding	55,816		56,740
Other data from continuing operations:
Adjusted EBITDA (3)	$31,375		$24,358

(1)

CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" ($6.5 million expense in 2019 and $3.0 million expense in 2018, or 2.7% and 1.4% of revenue, respectively) and "Corporate general and administrative expenses" ($0.8 million expense in 2019 and $0.4 million expense in 2018, or 0.3% and 0.1% of revenue, respectively) and are directly offset by deferred compensation gains or losses in "Other income, net" ($7.3 million income in 2019 and $3.4 million income in 2018, or 3.0% and 1.5% of revenue, respectively). The amounts recorded for the three months ended September 30, 2019 related to the deferred compensation plan included a correction of an immaterial prior period error, which resulted in an increase of $6.0 million in “Operating expenses”, $0.7 million in “Corporate general and administrative expense”, and a corresponding increase of $6.7 million in “Other income, net”. The deferred compensation plan has no impact on "Income from continuing operations before income tax expense".

(2)

Included in "Other income, net" for the three months ended September 30, 2019 and 2018, is expense of $0.5 million and income of $0.2 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.

(3)

Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the nearest generally accepted accounting principles ("GAAP") financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018

(In thousands, except percentages and per share data)

	NINE MONTHS ENDED
	SEPTEMBER 30,
	2019	%	2018	%
Revenue	$745,286	100.0%	$722,980	100.0%
Operating expenses (1)	622,790	83.6%	608,459	84.2%
Gross margin	122,496	16.4%	114,521	15.8%
Corporate general and administrative expenses (1)	33,916	4.6%	30,300	4.2%
Operating income	88,580	11.8%	84,221	11.6%
Other income (expense):
Interest expense	(4,509)	-0.6%	(5,211)	-0.7%
Gain on sale of operations, net	402	0.1%	663	0.1%
Other income, net (1) (2)	12,716	1.7%	2,544	0.4%
Total other income (expense), net	8,609	1.2%	(2,004)	-0.2%
Income from continuing operations before income tax expense	97,189	13.0%	82,217	11.4%
Income tax expense	25,004		19,691
Income from continuing operations	72,185	9.7%	62,526	8.6%
(Loss) gain from operations of discontinued businesses, net of tax	(318)		17
Net income	$71,867	9.6%	$62,543	8.7%

Diluted earnings (loss) per share:
Continuing operations	$1.29		$1.11
Discontinued operations	(0.01)		-
Net income	$1.28		$1.11

Diluted weighted average common shares outstanding	55,778		56,393
Other data from continuing operations:
Adjusted EBITDA (3)	$117,906		$104,293

(1)

CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" ($11.7 million expense in 2019 and $4.7 million expense in 2018, or 1.6% and 0.7% of revenue, respectively) and "Corporate general and administrative expenses" ($1.3 million expense in 2019 and $0.5 million expense in 2018, or 0.2% and 0.1% of revenue for 2019 and 2018, respectively) and are directly offset by deferred compensation gains or losses in "Other income (expense), net" ($13.0 million income in 2019 and $5.2 million income in 2018, or 1.7% and 0.7% of revenue, respectively). The deferred compensation plan has no impact on "Income from continuing operations before income tax expense".

(2)

Included in "Other income, net" for the nine months ended September 30, 2019 and 2018, is expense of $0.3 million and $3.3 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.

(3)

Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the nearest GAAP financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands)

SELECT SEGMENT DATA

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2019	2018	2019	2018
Revenue
Financial Services	$153,794	$146,145	$493,311	$478,485
Benefits and Insurance Services	76,960	70,069	225,342	220,152
National Practices	9,036	8,035	26,633	24,343
Total	$239,790	$224,249	$745,286	$722,980

Gross Margin
Financial Services	$25,563	$21,599	$102,464	$91,836
Benefits and Insurance Services	13,570	10,670	39,506	38,455
National Practices	932	521	2,325	1,987
Operating expenses - unallocated (1):
Other	(2,927)	(4,126)	(10,095)	(13,010)
Deferred compensation	(6,494)	(3,022)	(11,704)	(4,747)
Total	$30,644	$25,642	$122,496	$114,521

(1)

Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges, and certain advertising expenses. "Operating expenses - unallocated" also include gains or losses attributable to the assets held in a rabbi trust associated with the Company's deferred compensation plan. These gains or losses do not impact "Income from continuing operations before income tax expense" as they are directly offset by the same adjustment to "Other income (expense), net" in the Consolidated Statements of Comprehensive Income. Net gains/losses recognized from adjustments to the fair value of the assets held in the rabbi trust are recorded as compensation expense in "Operating expenses" and “Corporate, general and administrative expense,” and offset in "Other income (expense), net".

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.

SELECT CASH FLOW DATA

(In thousands)

	NINE MONTHS ENDED
	SEPTEMBER 30,
	2019	2018
Net income	$71,867	$62,543
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	16,610	17,528
Bad debt expense, net of recoveries	1,974	3,697
Adjustments to contingent earnout liability	322	3,290
Stock-based compensation expense	5,258	5,358
Other noncash adjustments	1,395	(1,989)
Net income, after adjustments to reconcile net income to net cash provided by operating activities	97,426	90,427
Changes in assets and liabilities, net of acquisitions and divestitures	(47,708)	(26,993)
Operating cash flows provided by continuing operations	49,718	63,434
Operating cash used in discontinued operations	(304)	(162)
Net cash provided by operating activities	49,414	63,272
Net cash used in investing activities	(24,691)	(39,267)
Net cash used in financing activities	(56,473)	(102,838)
Net decrease in cash, cash equivalents and restricted cash	$(31,750)	$(78,833)
Cash, cash equivalents and restricted cash at beginning of year	130,554	182,262
Cash, cash equivalents and restricted cash at end of year	$98,804	$103,429

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheet:
Cash and cash equivalents	$2,723	$3,493
Restricted cash	35,739	32,551
Cash equivalents included in funds held for clients	60,342	67,385
Total cash, cash equivalents and restricted cash	$98,804	$103,429

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CBIZ, INC.

SELECT FINANCIAL DATA AND RATIOS

(In thousands)

	SEPTEMBER 30,	DECEMBER 31,
	2019	2018
Cash and cash equivalents	$2,723	$640
Restricted cash	35,739	27,481
Accounts receivable, net	260,969	207,287
Current assets before funds held for clients	324,451	262,249
Funds held for clients	123,448	161,289
Goodwill and other intangible assets, net	658,442	637,009

Total assets	$1,397,063	$1,183,031

Current liabilities before client fund obligations	$186,948	$159,241
Client fund obligations	123,133	162,073
Bank debt	158,744	133,974

Total liabilities	$740,767	$589,368

Treasury stock	$(531,356)	$(508,530)

Total stockholders' equity	$656,296	$593,663

Debt to equity	24.5%	23.0%
Days sales outstanding (DSO) - continuing operations (1)	93	70

Shares outstanding	54,909	55,072
Basic weighted average common shares outstanding	54,215	54,561
Diluted weighted average common shares outstanding	55,778	56,487

(1)

DSO is provided for continuing operations and represents accounts receivable, net, at the end of the period, divided by trailing twelve month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under GAAP. DSO at September 30, 2018 was 87.

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CBIZ, INC.

GAAP RECONCILIATION

Income from Continuing Operations to Non-GAAP Financial Measures (1)

(In thousands)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2019	2018	2019	2018
Income from continuing operations	$18,006	$13,595	$72,185	$62,526
Interest expense	1,521	1,614	4,509	5,211
Income tax expense	6,069	3,297	25,004	19,691
Loss (gain) on sale of operations, net	145	-	(402)	(663)
Depreciation	2,085	1,465	6,102	4,383
Amortization	3,549	4,387	10,508	13,145
Adjusted EBITDA	$31,375	$24,358	$117,906	$104,293

(1)

CBIZ reports its financial results in accordance with GAAP. This table reconciles Non-GAAP financial measures to the nearest GAAP financial measure, "Income from continuing operations". Adjusted EBITDA is not defined by GAAP and should not be regarded as an alternative or replacement to any measurement of performance or cash flow under GAAP. Adjusted EBITDA is commonly used by the Company, its shareholders and debt holders to evaluate, assess and benchmark the Company's operational results and to provide an additional measure with respect to the Company's ability to meet future debt obligations.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz